EXHIBIT 23.4

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of December 31, 2017, and to all references to our Firm included in this Post-Effective Amendment No. 1 to Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 14, 2018

SUITE 600, 1015 4TH STREET, S.W.   CALGARY, ALBERTA T2R 1J4           TEL (403) 262-2799         FAX (403) 262-2790

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